EXHIBIT 99.1

FOR IMMEDIATE RELEASE

               THE FIRST CONNECTICUT CAPITAL CORPORATION ANNOUNCES
                       CORPORATE NAME CHANGE TO FCCC, INC.

SHELTON, CONNECTICUT, JUNE 10, 2003 - The First Connecticut Capital Corporation (OTCBB: FCIC - FORMERLY FCCC) announced today that it has changed its corporate name to FCCC, Inc., effective June 4, 2003. Stockholders approved the name change at the Company's annual meeting of stockholders held on June 3, 2003. The Company's Common Stock will continue to trade on the OTC Bulletin Board under the new symbol "FCIC," effective June 10, 2003. In connection with the corporate name change, the Company obtained a new CUSIP number, which is 30246C 10 4.